Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Merrill Lynch Life Insurance Company (the “Company”) on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Deborah J. Adler, Chairman of the Board, President, Chief Executive Officer and Chief Actuary of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DEBORAH J. ADLER Deborah J. Adler Chairman of the Board, President, Chief Executive Officer and Chief Actuary

Dated: March 28, 2006

A signed original of this written statement required by Section 906 has been provided to Merrill Lynch Life Insurance Company and will be retained by Merrill Lynch Life Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.